Exhibit 99.1

Information Relating to Part II, Item 14 - Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities registered pursuant to Allegion’s and the Guarantors’ registration statement on Form S-3 (File No. 333-206872) filed on September 11, 2015 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the SEC registration fee and the FINRA fees.

SEC registration fee	$34,860
Printing and engraving expenses	$110,000
Accounting fees and expenses	$98,000
Legal fees and expenses	$560,000
Trustee’s expenses	$29,000
Listing Fees	$15,000
FINRA Fees	$225,500
Fees of rating agencies	$375,000
Miscellaneous	$50,000

Total	$1,497,360